

MANUFACTURING THE FUTURE

WWW.3DSYSTEMS.COM | NYSE:DDD | AVI.REICHENTAL@3DSYSTEMS.COM | @KINNECT2PRINT

30 YEARS OF INNOVATION

THE WAY WE DESIGN | WHAT WE CREATE | HOW WE MANUFACTURE



DISRUPTIVE | TRANSFORMATIVE | IMPACTFUL

FAVORABLE DYNAMICS

POSITIONED AT THE HEART OF ~$35 BILLION DESIGN-TO-MANUFACTURING VALUE-CHAIN[(1)]

FACTORS ACCELERATING ADOPTION

- R&D spend
- Time-to-market
- Complexity
- Democratization
- Sustainability

FAVORABLE DYNAMICS

- Open Ended Economic Possibilities
- Unmatched Innovative Stimulation
- Far Reaching Social Impact

3D PRINTING GLOBAL MARKET



$10.8 Billion
19% CAGR
$2.2 Billion
2012
2021

Source: Wohler's Report
(1) Source: 2013 Product lifecycle management Market per CIMdata

DEMOCRATIZATION FUELS ACCESS

LIVINGROOM | CLASSROOM | GARAGE | DESKTOP | LAB | FACTORY

DESIGN | MODELING



Price: $1,000 - $20,000

PROTOTYPING | MANUFACTURING



$20,000 - $250,000

$250,000 - $950,000

MATERIALS ACCELERATE ADOPTION

100+ MATERIALS | PLASTICS | NYLONS | METALS | RUBBERS | WAXES | COMPOSITES

High-Definition | Snap-Fit



High- Impact | Light-Weight



Durable | High-Temperature



Biocompatible



Conformal Structures



Casting



CLOUD SOURCING MULTIPLEXES ACCESSABILITY

CAPACITY | VARIETY | UTILITY | ACTIVITY


Quickparts
Instant Quotes

Quick-turn manufacturing services


QP TOOLBOX
THE RIGHT APPLICATION
+ THE RIGHT PROCESS
= THE RIGHT PART
Quickparts

Latest additive and traditional capabilities worldwide



Instant online quoting with proprietary, integrated sales and manufacturing platform

PERCEPTUAL DESIGN

SCAN-TO-CAD | HAPTICS | GESTURE | VOXEL









SOURCE: 3DSYSTEMS | Intel

AEROSPACE

COMPLEXITY | WEIGHT | MANEUVERABILITY | FUEL EFFICIENCY

GE ADDITIVE MANUFACTURING - BY THE NUMBERS

19 additive fuel nozzles to be installed on every CFM LEAP engine, >4500 sold

By 2020, GE Aviation will manufacture >100,000 additive parts

Potential to reduce weight of a single aircraft engine by 1,000 lbs

Across the company, GE has more than 300 3D printing machines


GE AVIATION
PRESENT DAY


LEAP FUEL NOZZLE
GE AVIATION

Source: GE /Atlantic Conference

AUTOMOTIVE

DESIGN | VALIDATE | TOOL | BRIDGE | CUSTOMIZE | MANUFACTURE


© Team Lotus
AirAsia

SOURCE: Lotus F1



SOURCE: General Motors











PATIENT SPECIFIC MEDICAL DEVICE

ITE HEARING AIDS | DENTAL RESTORATIONS | IMPLANTS




CNN



SOURCE: ORLive.com





2013 PRELIMINARY RESULTS*

Fourth Quarter 2013

- Revenue growth over 50% on over 30% organic growth
- Gross margin slightly compressed sequentially

Full Year 2013

- Revenue growth of ~45% to $513 million to $514 million; backlog nearly doubled sequentially to $28 million
- Gross margin remained materially unchanged
- Expect GAAP EPS of $0.43 to $0.45 and non-GAAP EPS of $0.83 to $0.87

* These are preliminary, unaudited results based on current expectations and actual results may differ. . Final results will be reported February 28, 2014

24 NEW PRODUCT ANNOUNCEMENTS IN 5 WEEKS

CATALYST FOR GROWTH | EXTENDS FIRST MOVER ADVANTADGE | OPENS NEW CATEGORIES


SLA
SLS
DMS
ProJet 1200
µSLA
CJP
PJP
Ideal for physical photography
PCD
MJP

NEW PRODUCTS FUEL GROWTH

XEROX TEAM ACQUISITION AND OTHER INVESTMENTS EXPECTED TO DOUBLE R&D OVER NEXT FEW YEARS



Nine Months New Products Revenue
$ in millions
$160
$140
$120
$100
$80
$60
$40
$20
$0
$51
$89
$156
2011
2012
2013

New Products Revenue Performance 2013		
Launched 12 new products in the first 9 months 2013 and another 12 in the 4th Quarter	New products revenue rose 79% over Q3 2012	New products revenue rose 75% compared to the first nine months of 2012

2014 GUIDANCE

We expect annual revenue for 2014 to be in the range of $680 million to $720 million

We expect our GAAP earnings per share to be in the range of $0.44 to $0.56 and our non-GAAP earnings per share to be in the range of $0.73 to $0.85

Our non-GAAP adjusted earnings guidance is fully tax-effected and inclusive of all acquisitions completed to date

3DPRINTING 2.O



Easy
Consumerism

Fab-Grade
Manufacturing

Cloud
Sourcing

3DPRINTING 2.0 UNPACKED

From prototyping	To manufacturing and consumerism
From discreet devices	To ecosystems for products, platforms and experiences
From mono-chromatic and mono-materials	To full color, multi materials and smart functional structures
From batch printing	To continuous printing
From product centric	To experience or activity centric
From silo(ed) hand tools	To connected power tools

EXPONENTIAL GROWTH OPPORTUNITY

WE EXPECT TO DOUBLE OUR REVENUE OVER THE NEXT COUPLE OF YEARS

- We believe that we have a head start as other and potentially larger players marshal the resources to pursue the 3D printing opportunity and as a leader, industrial, healthcare, consumer electronics, athletics, toy-makers and food companies are receptive to forming new relationships
- As the competitive landscape continues to evolve at a fast pace, our goal is to move even faster to solidify and extend our first mover position while we begin to pursue opportunities in new areas
- We see substantial organic and inorganic opportunities in the areas we are targeting, but our strategy is not without risk: it requires serious investment and solid execution against established and new competitors large and small
- We continue to increase our R&D and marketing spend in order to accelerate top line growth and extend first mover advantage in key verticals as well as open completely new 3D printing categories
- We have already announced or launched 24 new products and several key alliances during the past 10 weeks and we expect these products and alliances to fuel growth starting the second quarter of this year, after we fully transition to the new lineup
- We are willing to tolerate temporary earnings compression and even slight margin compression during this period to substantially accelerate growth rate and market share
- We expect to be able to double our revenue over the next couple of years powered by ~30% organic growth

IT'S ABOUT VALUE OVER THE LONG TERM

- We believe that the ultimate measure of our success will be the sustainable value we create over the long term
- We expect value to be generated as a direct result of our ability to extend and solidify our leadership position
- We believe that the stronger our marketplace leadership, the more powerful our economic model, and that can translate directly to higher revenue and higher profitability
- We expect to continue make investments in light of long-term market leadership considerations rather than short-term profitability considerations
- We expect to continue to make bold investments where we see opportunities to gain marketplace leadership advantages
- We balance our focus on growth with emphasis on long-term profitability, but given the opportunities in front of us, we choose to prioritize growth because we believe that scale is central to achieving the full potential of our business model

THANK YOU



- Unmatched portfolio + leading brands + expanding use cases
- Technology + financial strength and flexibility
- Open-ended growth opportunities
- Innovative business model with end-to-end solutions
- Focused, balanced growth initiatives
- Experienced management team

WWW.3DSYSTEMS.COM | NYSE:DDD | AVI.REICHENTAL@3DSYSTEMS.COM | @KINNECT2PRINT